[Letterhead of LBB & Associates, Ltd., LLP]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated March 26, 2008 in this Registration Statement on Post-effective Amendment 1 to Form S-1 of Advanced ID Corporation, for the registration of shares of its common stock. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.



/s/LBB & Associates, Ltd., LLP
-------------------------------
LBB & Associates, Ltd., LLP

Houston, Texas
July 7, 2009




	See accompanying summary of accounting policies and notes to financial statements.